[LETTERHEAD of DELOITTE & TOUCHE, LLP]


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Zions Bancorporation on Form S-4 of our report dated February 4, 1998, appearing in the Annual Report on Form 10-K of Regency Bancorp for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus/Proxy, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Fresno, California
August 24, 1999